Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS RESULTS FOR THE

QUARTER ENDED JUNE 30, 2014

ANGLETON, TX, JULY 24, 2014 – Benchmark Electronics, Inc. (NYSE: BHE), a leading integrated contract manufacturing provider, today announced financial results for its second quarter.

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2014	2013
Net sales (in millions)	$717	$639	$608
Net income (in millions)	$22	$19	$8
Net income – non-GAAP (in millions)	$23	$19	$17
Diluted EPS	$0.41	$0.35	$0.16
Diluted EPS – non-GAAP	$0.43	$0.35	$0.31
Operating margin (%)	3.8%	3.5%	2.1%
Operating margin – non-GAAP (%)	4.1%	3.6%	3.5%

“We executed very well during the quarter. Our continued focus on operational excellence enabled results for the second quarter to exceed our expectations as we convert our robust pipeline of new programs,” said Gayla J. Delly, President and CEO. “The solid quarter demonstrates the level of performance we can achieve at current demand levels and provides visibility into our future potential as we continue to accelerate our pace and efficiency in new program introductions.”

Second Quarter 2014 Highlights

•         Revenue of $717 million increased 12% from Q1 2014 and 18% from Q2 2013.

•         New program bookings were $120 million to $150 million.

•         Restructuring and integration and acquisition-related costs totaled $1.9 million.

•         Cash flows provided by operating activities were approximately $25 million.

•         Cash and cash equivalents balance was $402 million at June 30, 2014.

•         Accounts receivable was $499 million at June 30, 2014; calculated days sales outstanding were 63 days compared to 65 days at March 31, 2014 and 69 days at June 30, 2013.

•         Inventory was $421 million at June 30, 2014; inventory turns were 6.3 times compared to 5.3 at March 31, 2014 and 6.4 at June 30, 2013.

•         Repurchases of common shares totaled $7 million or 314,000 shares.

•         Non-GAAP operating margin was 4.1%.

Second Quarter Industry Sector Update

The following table sets forth revenue by industry sector for the referenced quarters.

	June 30,	March 31,	June 30,
	2014	2014	2013
Computers and related products for business
enterprises	21%	20%	29%
Industrial control equipment	29	29	29
Telecommunication equipment	29	27	23
Medical devices	11	11	12
Testing and instrumentation products	10	13	7
	100%	100%	100%

Third Quarter 2014 Outlook

•         Revenue between $670 and $700 million.

•         Diluted earnings per share between $0.38 and $0.42 (excluding restructuring charges and integration costs).

Conference Call Details

A conference call hosted by Benchmark management will be held today at 10:00 am (Central Time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the internet and may be accessed by logging on to our website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark Electronics, Inc. provides integrated manufacturing, design and engineering services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment (which includes equipment for the aerospace and defense industry), testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include facilities in seven countries, and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

979-849-6550 (ext. 1361) or lisa.weeks@bench.com

Non-GAAP Financial Measures

This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore do not follow U.S. generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the Company’s performance and underlying trends. Management uses a non-GAAP measure of net income and earnings per share that excludes certain items to better assess operating performance and to help investors compare our results with our previous guidance. This non-GAAP information is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements

This press release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict” and similar expressions, and the negatives thereof, identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, the statement “provides visibility into our future potential as we continue to accelerate our pace and efficiency in new program introductions,” our sales and diluted earnings per share (excluding special items) guidance for the third quarter of 2014, as well as other statements, express or implied, concerning: future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of this release, and Benchmark assumes no obligation to update such statements. Readers are advised to consult further disclosures on related subjects in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, in its other filings with the Securities and Exchange Commission and in its press releases.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2014	2014	2013	2014	2013

Income from operations (GAAP)	$27,144	$22,432	$12,783	$49,576	$26,776
Restructuring charges and integration
and acquisition-related costs	1,907	2,109	5,667	4,016	6,109
Asset impairment charge and other	-	-	2,606	-	2,606
Thailand flood related items, net of insurance	-	(1,571)	-	(1,571)	-
Non-GAAP income from operations	$29,051	$22,970	$21,056	$52,021	$35,491

Net income (GAAP)	$22,150	$19,125	$8,457	$41,275	$19,944
Restructuring charges and integration
and acquisition-related costs, net of tax	1,243	1,383	5,541	2,626	5,945
Asset impairment charge and other,
net of tax	-	-	2,849	-	2,849
Thailand flood related items, net of insurance
and tax	-	(1,263)	-	(1,263)	-
Non-GAAP net income	$23,393	$19,245	$16,847	$42,638	$28,738

Earnings per share: (GAAP)
Basic	$0.41	$0.36	$0.16	$0.77	$0.37
Diluted	$0.41	$0.35	$0.16	$0.76	$0.36

Earnings per share: (Non-GAAP)
Basic	$0.43	$0.36	$0.31	$0.79	$0.53
Diluted	$0.43	$0.35	$0.31	$0.78	$0.52

Weighted-average number of shares used in calculating earnings per share:
Basic	53,826	53,650	54,207	53,738	54,500
Diluted	54,405	54,277	54,500	54,394	54,897

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Sales	$716,868	$607,522	$1,356,212	$1,149,966
Cost of sales	659,117	563,155	1,247,338	1,068,765
Gross profit	57,751	44,367	108,874	81,201
Selling, general and administrative expenses	28,700	23,311	56,853	45,710
Restructuring charges and integration
and acquisition-related costs	1,907	5,667	4,016	6,109
Asset impairment charge and other	-	2,606	-	2,606
Thailand flood related items, net of insurance	-	-	(1,571)	-
Income from operations	27,144	12,783	49,576	26,776
Interest expense	(473)	(463)	(949)	(922)
Interest income	668	291	1,183	705
Other income (expense), net	99	(501)	125	(185)
Income before income taxes	27,438	12,110	49,935	26,374
Income tax expense	5,288	3,653	8,660	6,430
Net income	$22,150	$8,457	$41,275	$19,944

Earnings per share:
Basic	$0.41	$0.16	$0.77	$0.37
Diluted	$0.41	$0.16	$0.76	$0.36

Weighted-average number of shares used in calculating earnings per share:
Basic	53,826	54,207	53,738	54,500
Diluted	54,405	54,500	54,394	54,897

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(in thousands)
	June 30,	December 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$401,869	$345,555
Accounts receivable, net	499,479	559,763
Inventories, net	421,216	396,699
Other current assets	42,667	40,816
Total current assets	1,365,231	1,342,833
Long-term investments	9,710	9,921
Property, plant and equipment, net	190,686	185,319
Goodwill and other, net	115,850	119,298
Total assets	$1,681,477	$1,657,371

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of capital lease obligations	$628	$582
Accounts payable	298,762	320,953
Accrued liabilities	78,284	76,842
Total current liabilities	377,674	398,377
Capital lease obligations, less current installments	9,194	9,521
Other long-term liabilities	23,751	22,440
Shareholders’ equity	1,270,858	1,227,033
Total liabilities and shareholders’ equity	$1,681,477	$1,657,371